 Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 22, 2021 relating to the consolidated financial statements of American Pacific Bancorp, Inc. in the Current Report on Form 8-K/A (Form 8-K/A) of Alset EHome International Inc. dated May 3, 2021.

May 3, 2021

Lo and Kwong C.P.A. & Co

Lo and Kwong C.P.A. & Co